SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 22, 2002

Northern States Power Company (a Minnesota corporation)

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

000-31709	41-1967505

(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

In connection with a private placement of long-term debt, NSP-Minnesota has prepared an Offering Memorandum for distribution to the potential purchasers. The long-term debt to be issued in the private placement will not be registered under the Securities Act of 1933, as amended, and will not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Excerpts from this Offering Memorandum containing updated financial and other information regarding NSP-Minnesota are attached as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.01	Offering Memorandum Excerpts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern States Power Company (a Minnesota Corporation)

/s/RICHARD C. KELLY

Richard C. Kelly Vice President and Chief Financial Officer
August 22, 2002